EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2007 included in the Registration Statement on Form SB-2 and related Prospectus of Charmed Homes Inc. for the registration of shares of its common stock.

MANNING ELLIOTT LLP CHARTERED ACCOUNTANTS Vancouver, Canada

April 19, 2007